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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) NOVEMBER 9, 2004
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                               MAILKEY CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)


                000-29331                                 76-0270295
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        (Commission File Number)               (IRS Employer Identification No.)


          130 SHAFTESBURY AVENUE
             LONDON, ENGLAND                               W1D 5EU
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 (Address of Principal Executive Offices)                 (Zip Code)


                               011-44-2070-310821
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS


Item 1.01         Entry Into a Material Definitive Agreement.
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     On November 9, 2004, MailKey Corporation, a Nevada corporation (the
"Company"), entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company, MailKey Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), iElement, Inc., a Nevada corporation ("iElement"), and Ivan Zweig, pursuant to which the Company agreed to acquire all of the issued and outstanding shares of capital stock of iElement (the "Merger").

     Under the terms of the Agreement, at the effective time of the Merger, Merger Sub will be merged with an into iElement, at which time the separate corporate existence of Merger Sub will cease and iElement will continue as the surviving company in the Merger. As a result of the Merger, iElement will become a wholly-owned subsidiary of the Company.

     The Company expects to issue approximately 3.44 shares of its common stock, $.001 par value per share, in exchange for each issued and outstanding share of capital stock of iElement, which would result in an aggregate issuance by the Company of approximately 29,700,000 shares of its common stock. The actual exchange ratio remains subject to adjustment and will be determined immediately prior to the closing.

     iElement is a facilities-based nationwide communications service provider that provides state-of-the-art telecommunications services to small and medium sized enterprises ("SMEs"). iElement utilizes high-speed Internet T-1 lines, integrated T-1 lines for voice and data, wireless Internet/data services, and a Layer 2 Private Network solution to provide SMEs with dedicated Internet access services, customizable business solutions for voice, data and Internet, and secure communications channels between the SMEs' offices, partners, vendors, customers and employees without the us of a firewall or encryption devices. IElement has a network presence in 18 major markets in the United States, including Los Angeles, Dallas, and Chicago.

     The closing of the Merger is subject to approval by the shareholders of iElement and other conditions customary for transactions of this nature. Prior to entering into the Agreement, there were no material relationships between or among the Company or any of its affiliates, on the one hand, and iElement or Ivan Zweig, on the other hand.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MailKey Corporation



Date: November 11, 2004                     By: /s/ Tim Dean-Smith
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                                                Tim Dean-Smith
                                                Chief Executive Officer


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